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                                                                    EXHIBIT 10.4


                          EMPLOYEE AGREEMENT REGARDING
                         CONFIDENTIALITY AND INVENTIONS

         This Agreement is intended to set forth in writing my responsibility to Trusted Information Systems, Inc. ("TIS"). I recognize that TIS is engaged in a continuous program of research, development, and production respecting its business, present and future. As part of my employment with TIS, I have certain obligations relating to the business interests of TIS, confidential and proprietary information, and inventions which I develop during that employment.

         As part of the conditions of employment by TIS, I acknowledge and agree that:

1. Effective Date. This agreement ("Agreement") shall be effective as of ________________________, 19_______.

2.  TIS Proprietary Information.

    2.1 Confidentiality. I will maintain in confidence and will not disclose or use, either during or after the term of my employment, any proprietary or confidential information or know-how belonging to TIS (referred to herein as "Proprietary Information"), whether or not in written form, except to the extent required to perform duties on behalf of TIS. Proprietary Information includes any information, not generally known in the relevant trade or industry, which was obtained from TIS, or which was learned, discovered, developed, conceived, originated or prepared by me in the scope of my employment. Such Proprietary Information includes, but is not limited to, software, technical and business information relating to TIS' inventions or products, research and development, production processes, machines and equipment, finances, customers, marketing, as well as production, marketing and future business plans, and any other information which is identified as confidential by TIS. Upon termination of my employment or at the request of my supervisor before termination, I will deliver to TIS all written and tangible material in my possession incorporating the Proprietary Information or otherwise relating to TIS' business.

    2.2 Third-Party Proprietary Information. I recognize that TIS has received and will receive confidential or proprietary information from third parties, subject to a duty on TIS' part to maintain the confidentiality of such information and to use it only for certain limited purposes. My obligations with respect to TIS Proprietary Information shall also extend to confidential and/or proprietary information belonging to customers and suppliers of TIS who may have disclosed such information to me as the result of my status as an employee of TIS. I will not use such third-party information for the benefit of anyone other than TIS or such third party, or in any manner inconsistent with TIS' agreement with such third party.

3.  Inventions.

    3.1 Definition of Inventions. As used in this Agreement, the term "Inventions" means any new or useful art, discovery, contribution, finding or improvement whether or not patentable, and all related know-how. Inventions include, but are not limited to, all designs, discoveries, algorithms, formulae, processes, manufacturing techniques, computer software, inventions and improvements.
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           3.2   Disclosure and Assignment of Inventions.

           (a) I will promptly disclose and describe to TIS all Inventions which I may solely or jointly conceive, develop, or reduce to practice during the period of my employment with TIS (i) which relate to TIS' business or actual or demonstrably anticipated research or development, (ii) which were developed, in whole or part, on TIS' time or with the use of any of TIS' equipment, supplies, facilities or trade secret information, or (iii) which resulted from any work I performed for TIS (referred to herein as "TIS Inventions"). I hereby assign to TIS all my right, title and interest worldwide in TIS Inventions and in all intellectual property rights based on TIS Inventions. However, I do not assign or agree to assign any Inventions which were made by me prior to my employment with TIS, which Inventions, if any, are identified on Exhibit A to this Agreement. Exhibit A contains no confidential information. I have no rights in any Inventions other than the Inventions specified in Exhibit A. If no such list is attached, I have no such Inventions or I grant an irrevocable, non-exclusive, royalty-free, worldwide license to TIS to make, use and sell Inventions developed by me prior to my employment with TIS.

    3.3 Non-Assignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a non-assignable Invention under the provisions of Section 2870 of the California Labor Code.

    4. Moral Rights. TIS retains moral rights for work done while at TIS. "Moral Rights" means any personal rights which an author may have under applicable law which are separate and apart from the proprietary aspect of copyright, including, but not limited to, rights to identification of authorship, rights of approval on modifications or limitation on subsequent modification, and rights to cause or suppress publication.

5. TIS Materials. Upon termination of my employment with TIS or at any other time upon TIS' request I will promptly deliver to TIS all documents and other materials furnished to me by TIS or prepared by me for TIS. I will retain no copies of TIS' or other proprietary material.

6. Competitive Employment. During the term of my employment with TIS, I will not engage in any employment, consulting, or other activity in any business competitive with TIS without TIS' written consent.

7. Non-Solicitation. During the term of my employment with TIS and for a period of two (2) years thereafter, I will not solicit or cause others to solicit any employees of TIS to terminate their employment with TIS.

8.  Acts to Secure Proprietary Rights.

    8.1 Further Acts. I agree to perform, during and after my employment, all acts deemed necessary or desirable by TIS to permit and assist it, at its expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the TIS Inventions. Such acts are intended primarily to include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of patents and copyrights or in other legal proceedings.
    8.2 Appointment of Attorney-In-Fact: In the event that TIS is unable for any reason whatsoever to secure my signature to any lawful document required to apply for or enforce any patent,
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           copyright or other applications with respect to any TIS Inventions
           (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably appoint TIS and its duly authorized officers and agents as my agents and attorneys-in-fact to execute and file any such application and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other rights therein with the same legal force and effect as if executed by me.

9. No Conflicting Obligation. My performance of this Agreement and as an employee of TIS does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment with TIS. I will not disclose to TIS, or induce TIS to use, any confidential or proprietary information or material belonging to any previous employer or other person or entity. I am not a party to any other agreement which will interfere with my full compliance with this Agreement. I will not enter into any agreement in conflict with the provisions of this Agreement.

10. Survival. Notwithstanding the termination of my employment, Sections 2, 3, 7 and 8 shall survive such termination. This Agreement does not in any way restrict my right or the right of TIS to terminate my employment at any time.

11. Specific Performance. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to TIS for which there will be no adequate remedy at law, and TIS shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper.

12. Waiver. The waiver by TIS of a breach of any provision of this Agreement by me will not operate or be construed as a waiver of any other subsequent breach by me.

13. Severability. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of the Agreement will remain in full force.

14. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland as applied to agreements entered into and to be performed entirely within Maryland and Maryland residents.

15. Choice of Forum/Attorney Fees. The parties hereby submit to the jurisdiction of the United States District Court for the District of Maryland and the Maryland State courts in any litigation arising out of the Agreement. If court proceedings are required to enforce any provision or to remedy any breach of this Agreement, the prevailing party shall be entitled to an award of reasonable and necessary expenses of litigation, including reasonable attorney's fees.

16. Entire Agreement. This Agreement, including all exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of both me and TIS. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

17. Assignment. This Agreement may be assigned by TIS. I may not assign or delegate my duties under this Agreement without TIS' prior written approval. This Agreement shall be binding upon my heirs,
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    successors, and permitted assignees.

                                       EMPLOYEE:

Date:
     -------------------------         ----------------------------
                                       Signature


                                       ----------------------------
                                       Printed Name



                                       Witnessed by:

Date:                                  TRUSTED INFORMATION SYSTEMS, INC.
     -------------------------


                                       By:
                                          -------------------------
                                       Title:
                                             ----------------------
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                         LIMITED EXCLUSION NOTIFICATION

    THIS IS TO NOTIFY you in accordance with Section 2870 of the California Labor code that the above Agreement between you and TIS does not require you to assign to TIS, any invention for which no equipment, supplies, facility or trade secret information of TIS was used and which was developed entirely on your own time, and (a) which does not relate (1) to the business of TIS or (2) to TIS' actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by you for TIS. This limited exclusion does not apply to any patent or invention covered by a contract between TIS and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

    I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                       -----------------------------------
                                       Signature


                                       -----------------------------------
                                       Printed Name of Employee


                                       -----------------------------------
                                       Date

Witnessed by:

TRUSTED INFORMATION SYSTEMS, INC.


- -----------------------------
Representative

Dated
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